UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             Form 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported) June 26, 1997

                 Commission File Number 000-19854


                    APRIA HEALTHCARE GROUP INC.
        (Exact Name of Registrant as Specified in Charter)



                Delaware                      33-0488566
   (State or other jurisdiction of         (I.R.S.Employer
    incorporation or organization)      Identification Number)


   3560 Hyland Avenue, Costa Mesa, CA           92626
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (714) 427-2000

Item 5.   Other Events.

PRESS RELEASE

On June 26, 1997, Apria Healthcare Group Inc. (the "Company") issued a press release announcing that (i) it has retained Goldman, Sachs & Co. as its financial advisor, (ii) it will consider a variety of potential alternatives, including the possibility of a merger or sale of the Company or a capital restructuring to enhance shareholder value, (iii) it has begun to restructure its operations to focus more fully on its core businesses, and (iv) it expects its financial results for the second quarter ending June 30, 1997, to include charges of up to $95 million, before taxes. A copy of the press release is attached hereto as an Exhibit under Item 7.

RISK FACTORS

The Company's business is subject to a number of risks, some of which are beyond the Company's control. The Company has described certain of those risks below so that this Current Report on Form 8-K may be used for purposes of the Private Securities Litigation
Reform Act of 1995 as a readily available document containing meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in any forward-looking statements the Company may make from time to time.

Regulatory Environment.

Reimbursement. A substantial portion of the Company's revenues is attributable to payments received from third-party payors, including the Medicare and Medicaid programs and private insurers. For fiscal 1996, approximately 33% of the Company's net revenues was derived from Medicare and 10% of the Company's net revenues was derived from Medicaid. Both public and private payors are increasing pressures to decrease or limit increases in reimbursement rates for healthcare services. The levels of revenues and profitability of the Company, similar to those of other healthcare companies, will be subject to the effect of possible reductions in coverage or payment rates by third-party payors. Such changes could have a material adverse effect on the business and results of operations of the Company. For example, recently there have been varying government proposals to reduce the Medicare home oxygen reimbursement rate by 20% to 40%. Medicare-reimbursed home oxygen services account for approximately 19% of the Company's net revenues. At this time, the reduction in the home oxygen reimbursement rate that will be passed into law, if any, cannot be predicted. Any significant rate reduction ultimately enacted could have a material adverse effect on the Company's business, results of operations or financial condition.

Medicare and Medicaid carriers also periodically conduct post-payment reviews and other audits of claims submitted. These Medicare and Medicaid contractors are under increasing pressure to scrutinize healthcare claims more closely. In addition, the home healthcare industry is generally characterized by long collection cycles for accounts receivable due to the complex and time-consuming requirements, including collection of medical necessity documentation, for obtaining reimbursement from private and governmental third-party payors. There can be no assurance that such long collection cycles or reviews and/or similar audits of the Company's claims will not result in material recoupments or denials which could have a material adverse effect on the Company's business, results of operations or financial condition.

In addition, Medicare has proposed the implementation of a competitive bidding system, which could result in lower reimbursement rates, or limits in increases in reimbursement rates, for healthcare services. There can be no assurance that such a competitive bidding system will not have a material adverse effect on the Company's business, results of operations, or financial condition.

Fraud and Abuse Laws. As a supplier and provider of services under the Medicare and Medicaid programs, the Company is subject to Medicare and state healthcare program fraud and abuse laws. These laws include the Medicare and Medicaid anti-kickback statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any remuneration in return for the referral of patients for items or services, or arranging for the furnishing of items or services, for which payment may be made under the Medicare, Medicaid or other federally funded healthcare programs. Violations of these provisions may result in civil and criminal penalties and exclusion from participation in Medicare and state health programs such as Medicaid. Congress has also enacted the Health Insurance Portability and Accounting Act of 1996, which includes an expansion of certain fraud and abuse provisions to other federal healthcare programs and private payors. In addition, several healthcare reform proposals have included an expansion of the anti-kickback laws to include referrals of any patients regardless of payor source.

The broad language of the anti-kickback statute has been interpreted by the courts and governmental enforcement agencies in a manner which could impose liability on healthcare providers for engaging in a wide variety of business transactions. Limited "safe harbor" regulations exempt certain practices from enforcement action under the prohibitions. However, these safe harbors are only available to transactions which fall entirely within the narrowly defined guidelines. Transactions that do not fall within the safe harbors do not necessarily violate the fraud and abuse laws and, therefore, parties to such transactions either may or may not be subject to prosecution. In addition, an increasing number of states in which the Company operates have laws, which vary from state to state, prohibiting certain direct or indirect remuneration or fee-splitting arrangements between healthcare providers, regardless of payor source, for the referral of patients to a particular provider. Possible sanctions for violations of these restrictions include loss of licensure and civil and criminal penalties. In addition, under separate statutes, submission of claims for payment that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state healthcare programs. These false claims statutes include the Federal False Claims Act, which allows any person to bring suit alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. Such qui tam actions have increased significantly in recent years and have increased the risk that a healthcare company will have to defend a false claims action, pay fines or be excluded from the Medicare and/or Medicaid programs as a result of an investigation arising out of such an action. Finally, Congress enacted in 1993 the so-called "Stark Law," which prohibits referrals by physicians to certain entities with which they have a financial relationship unless an exception applies. Several states in which the Company operates also have similar laws. Possible sanctions for violation of these laws include denial of payment, loss of licensure and civil and criminal penalties. The Company maintains an internal regulatory compliance review program and from time to time retains special counsel for guidance on applicable laws and regulations. However, no assurance can be given that the Company's practices, if reviewed, would be found to be in compliance with applicable health regulatory laws, as such laws ultimately may be interpreted, or that any non-compliance with such laws would not have a material adverse effect on the Company.

Operation Restore Trust. In May 1995, the federal government announced an initiative which would increase significantly the financial and human resources allocated to enforcing the fraud and abuse laws. Private insurers and various state enforcement agencies also have increased their scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices. Under Operation Restore Trust ("ORT"), the Office of the Inspector General (the "OIG"), in cooperation with other federal and state agencies, initially focused on the activities of home health agencies, hospices, durable medical equipment suppliers and nursing homes in New York, Florida, Illinois, Texas, and California, states in which the Company has significant operations. More recently, the ORT program has been expanded to include 12 other states in which the Company also has significant operations.

Other Federal and State Regulations. The federal government and all states in which the Company currently operates regulate various aspects of the Company's business. In particular, the operations of the Company's branch locations are subject to state and federal laws regulating the repackaging and dispensing of drugs (including oxygen), the maintenance and tracking of certain life-sustaining and life-supporting equipment, the handling and disposal of medical waste and motor carrier transportation. The Company's operations also are subject to state laws governing pharmacies, nursing services and certain types of home healthcare activities. Certain of the Company's employees are subject to state laws and regulations governing the ethics and professional practice of medicine, respiratory therapy, pharmacy and nursing. The Company's operations are subject to periodic survey by governmental and private accrediting entities to assure compliance with applicable state licensing, Medicare and Medicaid certification, and accreditation standards, as the case may be. From time to time in the ordinary course of business, the Company, like other healthcare companies, receives survey reports containing deficiencies for
alleged  failure  to  comply  with  applicable  requirements.   The
Company reviews such reports and attempts to take appropriate corrective action. The failure to effect such action or to obtain, renew or maintain any of the required regulatory approvals, certifications or licenses could adversely affect the Company's business, results of operations or financial condition and could prevent the programs involved from offering products and services to patients. In addition, laws and regulations often are adopted to regulate new products, services and industries. There can be no assurances that either the states or the federal government will not impose additional regulations upon the activities of the Company which might adversely affect its business, results of operations or financial condition.

Recent Losses. The Company reported a net loss of $74.5 million for the year ended December 31, 1995, net income of $33.3 million for the year ended December 31, 1996 and net income of $19.2 million for the three months ended March 31, 1997. While the Company has been profitable over the last 15 months, no assurances can be given that this performance will be sustained in the future.

Collectibility  of  Accounts Receivable.  The Company's  management believes that disruptions and delays in billing and collection activity caused by field location consolidations and personnel changes diminished with the conclusion of those activities in late 1996. However, disruptions and delays associated with conversion and employee training continued to impact the timing and, in some cases, the ultimate amount of collections in 1996 and the first quarter of 1997. Apria's days' sales in outstanding receivables ("DSO" - calculated as of each period-end by dividing accounts receivable less allowance for doubtful accounts by the 90-day rolling average of net revenues), a key measurement used by management to evaluate the time frame in which accounts receivable are collected, increased from 82 days at December 31, 1995 to 99 days at December 31, 1996, and to 105 days at March 31, 1997. Although the rate of growth in accounts receivable decreased in the first quarter of 1997 as compared to the first quarter of 1996, accounts receivable, before allowance for doubtful accounts, increased by $30.0 million during the quarter; approximately $21.0 million of which related to accounts aged over 180 days. Collections historically have been slowest during the first quarter due to a slowdown in payor processing over the holiday season and the withholding of Medicare deductibles at the beginning of the new calendar year. But the primary cause of the increases in accounts receivable and DSO are the residual effects of the disruptions and delays in billing and collection activity associated with the Company's conversion of its field locations to the standardized information systems and a higher than normal turnover rate among billing and collection personnel in 1996. These activities have contributed to billing delays and errors and, ultimately, difficulties in receiving timely reimbursement. To mitigate this negative impact, the Company, among other steps, initiated collection incentive programs with special emphasis on older accounts, hired additional management level billing and collection personnel and initiated reinforcement training for the billing locations. Early in 1997, the Company took further steps to reduce the incidence of billing errors including a process review of the field information systems to identify opportunities to improve billing processing, timeliness and accuracy, validation of system pricing files and implementation of billing center audits to assess compliance with billing practices and procedures. Further, in April 1997, the Company announced a new organizational structure and the appointment of an executive vice president of operations. These changes are intended to heighten the Company's focus on accounts receivable collections and information systems management. However, no assurances can be given that additional charges for uncollectible accounts receivable will not be required as a result of difficulties associated with the continuing conversion activities and meeting payor documentation and claim submission deadlines.

Pricing Pressures. The healthcare industry is currently experiencing market-driven reforms from forces within and outside the industry that are exerting pressure on healthcare companies to reduce healthcare costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on home healthcare margins, as larger buyer and supplier groups exert pricing pressure on home healthcare providers. The ultimate timing or effect of market-driven reforms cannot be predicted, and short-term cost containment initiatives may vary substantially from long-term reforms. No assurance can be given that any such reforms will not have a material adverse effect on the Company's business, results of operations or financial condition.

Competition. The segment of the healthcare market in which the Company operates is highly competitive. In each of its lines of business, there are a limited number of national providers and numerous regional and local providers. The Company competes with a large number of organizations in many areas in which its branch facilities and programs are located. Other types of healthcare providers, including hospitals, physician groups, home health agencies, nursing homes and health maintenance organizations, have entered, and may continue to enter, the Company's various lines of business. Depending on their individual situations, it is possible the competitors of the Company may have or may obtain significantly greater financial and marketing resources than the Company. In addition, relatively few barriers to entry exist in the local home healthcare markets served by the Company. Accordingly, other companies that are not serving the home healthcare market may become competitors, enter the markets and expand the variety of services offered. As a result, the Company could encounter increased competition in the future that may limit its ability to maintain or increase its market share, including competition from parties in a position to influence referrals to the Company. Such increased competition could materially adversely affect the Company's financial condition or results of operations.

      The Company's ability to successfully compete in the home healthcare market is dependent on, among other things, the Company's wide geographic coverage, the ability to develop and maintain contractual relationships with managed care organizations, price of services, ease of doing business, quality of care and service and reputation with referring customers, including local physicians and hospital-based professionals. Additionally, it is increasingly important to be able to both offer and integrate a broad range of homecare services through a single source. If the Company is unable to maintain its geographic coverage or develop and maintain such contractual relationships, the Company's reputation or its offerings of homecare services, such developments could have a material adverse affect on the Company.

Dependence on Relationships with Third Parties. The profitability and growth of the Company's business depends on its ability to establish and maintain close working relationships with managed care organizations, private and governmental third-party payors, hospitals, physicians, physician groups, home health agencies, long-term care facilities and other institutional healthcare providers, and large self-insured employers. There can be no assurance that
the   Company's   existing  relationships  will   be   successfully
maintained  or  that additional relationships will be  successfully
developed and maintained in existing or future markets.   The  loss
of such existing relationships or the failure to continue to develop such relationships in the future could have a material adverse effect on the Company's business, results of operations or financial condition.

Concentration of Large Payors. Managed care organizations have grown substantially in terms of the percentage of the population that is covered by such organizations and in terms of their control over an increasing portion of the healthcare economy. Managed care plans have continued to consolidate to enhance their ability to influence the delivery of healthcare services and to exert pressure to control healthcare costs. The Company has a number of contractual arrangements with managed care organizations and other parties. While no individual arrangement accounted for more than 5% of the Company's net revenues in fiscal 1996, no assurances can be given that managed care organizations or other large third party payors will not use their power to influence and exert pressure on healthcare services or costs in a manner that could have a material adverse effect on the Company's business, results of operations or financial condition.

Healthcare Reform. The healthcare industry has experienced extensive and dynamic regulatory change. Changes in the law, new interpretations of existing laws, or changes in payment methodology may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of payment for medical care by both governmental and other payors. Healthcare reform proposals have been formulated by federal and state governments. Government officials can be expected to continue reviewing and assessing alternative healthcare delivery systems and payment methodologies, and public debate of these issues can be expected to continue in the future. The Company cannot predict whether any reform measures will be enacted, or, if enacted, the nature of such reforms. There can be no assurance that any reform measure, if enacted, will not restrict the Company's operations, limit expansion of its business, or impose compliance costs which cannot be recovered through price increases or otherwise adversely affect the Company's business.



Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

          (a) and (b) Not Applicable.

          (c) Exhibits

          Press Release dated June 26, 1997

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Apria Healthcare Group Inc.
                              ---------------------------
                                      Registrant



June 26, 1997            /s/ Lawrence H. Smallen
                         -----------------------------------
                         Lawrence H. Smallen
                         Chief Financial Officer,
                         Senior Vice President,  Finance and
                         Treasurer
                         (Principal Financial Officer)

                           EXHIBIT INDEX


Exhibit Number                  Exhibit
---------------                ------------------------------------
99.1                            Press  Release dated  June 26, 1997